SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 18, 2007
Cousins Properties Incorporated

(Exact name of registrant as specified in its charter)
Georgia

(State or other jurisdiction of incorporation)
0-3576

(Commission File Number)
58-0869052

(IRS Employer Identification Number)
191 Peachtree Street NE, Suite 3600, Atlanta, Georgia 30303-1740

(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 407-1000
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 18, 2007, Cousins Properties Incorporated (the “Company”) began entering into Indemnification Agreements (the “Indemnification Agreement”) with its directors and executive officers.
The Indemnification Agreement provides that the Company will indemnify the director or executive officer (“Indemnitee”) against all expenses (as defined in the agreement), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee to the fullest extent permitted by the Company’s Articles of Incorporation, Bylaws, and state or other applicable law, and to any greater extent that applicable law may in the future permit. The Indemnification Agreement further provides procedures for the determination of an Indemnitee’s right to receive indemnification and to receive reimbursement of expenses as incurred.
The rights provided by the Indemnification Agreement are in addition to the indemnification rights provided under the Company’s Articles of Incorporation, Bylaws and applicable law.
The foregoing description of the Indemnification Agreement is a general description only and is qualified in its entirety by reference to the Indemnification Agreement, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Form of Indemnification Agreement

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 20, 2007

COUSINS PROPERTIES INCORPORATED
By:	/s/ Robert M. Jackson
Robert M. Jackson
Senior Vice President, General Counsel and Corporate Secretary